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                                                                    EXHIBIT 3.69

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
FORM BCA-2.10                              ARTICLES OF INCORPORATION
(Rev. Jan. 1999)                    This space for use by Secretary of State           SUBMIT IN DUPLICATE!
Jesse White                                                                            This space for use by
Secretary of State Department of                                                        Secretary of State
Business Services
Springfield, IL  62756
http://www.sos.state.il.us                                                     Date     1-13-00

Payment must be made by                                                        Franchise Tax    $  25.00
certified check, cashier's                                                     Filing Fee       $  75.00
check, Illinois attorney's                                                                      --------
check, Illinois C.P.A.'s check                                                 Approved         $ 100.00
or money order, payable to
"Secretary of State."
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1. CORPORATE NAME: PROS TEMPORARY STAFFING, INC.

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      (The corporate name must contain the word "corporation", "company,"
             "incorporated," "limited" or an abbreviation thereof.)

2.  Initial Registered Agent      ANDREW            P.             TECSON
                             ---------------------------------------------------
                                First Name      Middle Name      Last Name

    Initial Registered Office  225 W WASHINGTON ST
                              --------------------------------------------------
                              Number            Street          Suite #

                              CHICAGO     IL          60606           COOK
                              --------------------------------------------------
                              City                 County            Zip Code

3.  The purposes for which the corporation is organized:

    (If not sufficient space to cover this point, add one or more sheets of this size.)

               THE TRANSACTION OF ANY OR ALL LAWFUL ACTIVITY FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE ILLINOIS BUSINESS CORPORATION ACT.

4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

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               PAR VALUE     NUMBER OF SHARES       NUMBER OF SHARES      CONSIDERATION TO BE
 CLASS         PER SHARE        AUTHORIZED       PROPOSED TO BE ISSUED     RECEIVED THEREFOR
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
Common          $  NPV           100,000                 1,000                 $  1,000.00
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                                                                               $
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                                                                               $
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                                                                               $
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                                                                TOTAL          $  1,000.00
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Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

5.  OPTIONAL:  (a)   Number of directors constituting the initial board of
                    directors of the corporation: ___________

               (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify.

                    Name          Residential Address         City, State, ZIP
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6. OPTIONAL:   (a)  It is estimated that the value of all property to be owned by the
                    corporation for the following year wherever located will be:                 $________________

               (b)  It is estimated that the value of the property to be located within
                    the State of Illinois during the following year will be                      $________________

               (c)  It is estimated that the gross amount of business that will be
                    transacted by the corporation during the following year will be:             $________________

               (d)  It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during
                    the following year will be:                                                  $________________
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7.  OPTIONAL:  OTHER PROVISIONS

               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

                     NAME(S), ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated January 13, 2000, 19___.

         SIGNATURE AND NAME                            ADDRESS

1.  /s/ Debra S. Schoonover            1.  807 ADLAI STEVENSON DRIVE
    --------------------------------      --------------------------------------
    Signature                              Street

    Debra S. Schoonover                    SPRINGFIELD    IL          62703
    --------------------------------      --------------------------------------
    (Type or Print Name)                   City/Town     State       Zip Code

2.                                     2.
    --------------------------------      --------------------------------------
    Signature                              Street

    --------------------------------      --------------------------------------
    (Type or Print Name)                   City/Town     State      Zip Code

3.                                     3.
    --------------------------------      --------------------------------------
    Signature                              Street

    --------------------------------      --------------------------------------
    (Type or Print Name)                   City/Town     State      Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

                                  FEE SCHEDULE

      The initial franchise tax is assesses at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

      The filing fee is $75.

      The minimum total due (franchise tax + filing fee) is $100.

      (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

      The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

      Illinois Secretary of State Springfield, IL 62756

      Department of Business Services Telephone (217) 782-9522 or 782-9523